Exhibit 4.2

LIMINAL BIOSCIENCES INC.

WAIVER AND AMENDMENT OF REGISTRATION RIGHTS

This waiver and amendment (this “Waiver and Amendment”) is entered into as of March 17, 2020, by and among Liminal BioSciences Inc. (formerly known as Prometic Life Sciences Inc.), a Canadian corporation (the “Company”) and Consonance Capital Master Account L.P. and P Consonance Opportunities Ltd. (each an “Investor” and, together, the “Investors”).  This Waiver and Amendment is being delivered pursuant to Section 3.8 and Section 3.9 of that certain registration rights agreement (the “Registration Rights Agreement”), dated April 23, 2019, by and among the Company and the Investors.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Registration Rights Agreement.

RECITALS

The Investors have been informed that, effective upon the filing of the Company’s Annual Report on Form 20-F for the Company’s fiscal year ended December 31, 2019 (the “Annual Report”), the initial Shelf Registration Statement registering the Registrable Securities shall cease to be effective for the resale of the Registrable Securities.

Pursuant to Section 2.2(a) of the Registration Rights Agreement, the Company is obligated to keep a Shelf Registration Statement continuously effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to cause a Shelf Registration Statement to be useable for the resale of the Registrable Securities.

The Investors desire to waive the Company’s requirement under the Registration Rights Agreement to keep a Shelf Registration Statement with respect to all of the Investors’ Registrable Securities continuously effective from the filing of the Annual Report until such time as the SEC declares a new Shelf Registration Statement with respect to all of the Investors’ Registrable Securities (the “New Shelf”) effective on the terms and conditions set forth herein, and the Company and the Investors desire to amend the Registration Rights Agreement to provide that the Company shall prepare the New Shelf and use reasonable best efforts to have the New Shelf declared effective by the SEC.

The Investors hold greater than fifty percent (50%) of the Registrable Securities.

WAIVER AND AMENDMENT

In consideration of the foregoing and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the Investors and the Company agree as follows:

1.

Each of the Investors hereby waives the Company’s requirement under Sections 2.2 and 2.5 of the Registration Rights Agreement to keep a Shelf Registration Statement with respect to all of the Investors’ Registrable Securities continuously effective from the filing of the Annual Report until such time as the SEC declares the New Shelf effective.
2.

The Registration Rights Agreement is hereby amended to provide that the Company shall prepare the New Shelf and use reasonable best efforts to have the New Shelf declared effective by the SEC as promptly as practicable.

3.

Except as expressly provided herein, this Waiver and Amendment shall not otherwise prejudice or limit the future rights of the undersigned under the Registration Rights Agreement, which, as amended hereby, shall remain in full force and effect.

4.	Each of the Investors understands and acknowledges that the Company will rely on this Waiver and Amendment.
5.

This Waiver and Amendment may be executed and delivered in counterparts (including facsimile, PDF or other electronic counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

LIMINAL BIOSCIENCES INC.

By:/s/ Marie Iskra

Name:Marie Iskra

Title:General Counsel

[Signature Page to Waiver and Amendment]

Agreed and acknowledged
this 17 day of March, 2020

CONSONANCE CAPITAL MASTER ACCOUNT L.P.,

By: Consonance Capital Management LP

By:/s/ Benny Soffer

Name:Benny Soffer

Title:Portfolio Manager

P CONSONANCE OPPORTUNITIES LTD.,

By: Consonance Capital Opportunity Fund Management LP

By:/s/ Benny Soffer

Name:Benny Soffer

Title:Portfolio Manager

[Signature Page to Waiver and Amendment]